UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2023, the board of directors (the “Board”) of Volta Inc. (“Volta” or the “Company”) adopted the Company’s Management Incentive Plan (the “Plan”). Certain key employees of the Company, including Vince Cubbage, Brandt Hastings and Stephen Pilatzke, the Company’s interim Chief Executive Officer (“CEO”), Chief Commercial Officer (“CCO”) and Company’s Chief Accounting Officer (“CAO”), respectively, are participants under the Plan (the “Participants”).

Pursuant to the Plan, eligible Participants may earn a retention bonus (the “Retention Bonus”), subject to their continued service with the Company through and until the consummation of a “Change in Control” (as defined in the Plan). The Retention Bonus will be paid from a retention pool calculated as a portion of the purchase price received by the Company in a potential transaction, reduced by the amount of any proceeds received by the Participant in connection with the accelerated vesting of any stock options or restricted stock units on account of the Change in Control. The CEO’s, CCO’s and CAO’s share of the retention pool has not been determined as of the date of this filing. Any Retention Bonus will be paid on the first scheduled payroll date following the consummation of any transaction.

In addition, in the event that a Participant’s employment is terminated by the Company without “Cause” or by the Participant for “Good Reason” (in each case, as defined in the Plan) within the 90-day period prior to or two years following the consummation of a Change in Control, the Participant will be entitled to the following severance benefits: (i) a lump sum payment equal to the sum of the Participant’s base salary on the termination date and the Participant’s target annual cash bonus for the year in which the termination date occurs, multiplied by a severance multiplier (two times for the CEO and CCO and one times for the CAO, respectively); (ii) a prorated amount of the Participant’s annual bonus through the termination date; and (iii) a lump sum payment equal to the value of benefits continuation for 24 months following the termination date for the CEO and CCO and 12 months following the termination date for the CAO (items (i) through (iii) collectively, the “Severance Payment”). A Participant’s entitlement to the Severance Payment will be subject to the Participant executing a general release of claims in favor of the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: January 6, 2023

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